Exhibit 10.1

                      DATED THIS 17TH DAY OF SEPTEMBER 2004

                                     BETWEEN

                           GALLANT IT HOLDINGS SDN BHD
                             (COMPANY NO: 504264-K )

                                       AND

                    SECURED DIGITAL APPLICATIONS (M) SDN BHD
                             ( COMPANY NO:174661-U)
                                 ("THE MANAGER")

                *************************************************

                              MANAGEMENT AGREEMENT

                *************************************************

         MESSRS ROSLEY ZECHARIAH
         Lot 3B, Level 3, Block D,
         Kompleks Pejabat Damansara,
         Jalan Dungun
         50490 KUALA LUMPUR.
         Tel No:   03-2092 5069
         Fax No : 03-2092 5070
         (Ref.: RZ/2/1003)

AN AGREEMENT DATED THIS 17TH DAY OF SEPTEMBER 2004

BETWEEN

GALLANT IT HOLDINGS SDN BHD (Company No: 504264-K), a private limited company incorporated and existing under the laws of Malaysia and having its registered office at 12-B, Jalan 52/18, Petaling Jaya, Selangor Darul Ehsan.(hereinafter referred to as "the Company" or "GITH") of the one part;

AND

SECURED DIGITAL APPLICATIONS (M) SDN BHD ( COMPANY NO:174661-U) [SDA] a private limited company incorporated and existing under the laws of Malaysia and having its registered office at 32B, Jalan 2/66, 47300 Petaling Jaya, Selangor Darul Ehsan(hereinafter called "the Manager") of the other part.


                                    RECITALS

WHEREAS

(A) The Company has an authorised share capital of Ringgit Malaysia Five Million (RM5,000,000.00) comprising 5,000,000 ordinary shares of Ringgit Malaysia One (RM1.00) each only and the shareholding is as follows:

---------------------- ---------------------- ------------------ --------------------- ------------------
Name                   No of Shares           Percentage (%)     No of RCPS            Percentage (%)
---------------------- ---------------------- ------------------ --------------------- ------------------
WTY                    943,000                39.52              Nil                   Nil
---------------------- ---------------------- ------------------ --------------------- ------------------
NSC                    943,000                39.52              Nil                   Nil
---------------------- ---------------------- ------------------ --------------------- ------------------
GSC                    500,000                20.96              100,000               100
---------------------- ---------------------- ------------------ --------------------- ------------------

---------------------- ---------------------- ------------------ --------------------- ------------------
Total                  2,386,000              100                100,000               100
---------------------- ---------------------- ------------------ --------------------- ------------------

(B) The Company is the holder of the licenses granted by the Authorities and more particularly described in Appendix 1 hereto ("the License");

(C) The Company is in the business of trading and retailing of computers in particular Apple Computers, computer software and in other related information technology.

(D) Pursuant to the GSC Share Sale Agreement, the Subscription Agreement, the Shareholders Agreement and the GZ Share Sale Agreement, SDA agreed to invest in the Company through GSC on the terms and conditions contained therein.

(E) Upon completion of the Agreements set out in Recital D, the Company shall have investments in the Related Companies as set out below:

   ------------------------- ---------------------- ----------------------
   Company                   Ordinary shares        Percentage of
                             of RM1.00 each         ordinary shares
                                                    (%)
   ------------------------- ---------------------- ----------------------
   GZ                        200,000                100%
   ------------------------- ---------------------- ----------------------
   GITD                      500,000                100%
   ------------------------- ---------------------- ----------------------
   GF                        915,000                100%
   ------------------------- ---------------------- ----------------------

(F) The Related Companies are engaged in the business more particularly described in Appendix 2.

(G) It was agreed between SDA , Wong Twee Yom ( NRIC No.:651023-06-5405) ("WTY"), Ng Siew Choo (NRIC No. 650220-06-5290) ("NSC") and the Company that upon the completion of the Agreements set out in Recital D above that this management agreement be entered into between the Manager and the Company to set out the Manager's roles in the management and operations of the Company.

1.     INTERPRETATION AND DEFINITIONS

1.1      Definitions

         The following terms as used herein, shall have the following respective meanings.

"Authorities"  means the Government of Malaysia or any other relevant authority including any national, federal state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity including any central bank and any comparable authority;

"Board"        means the Board of Directors of the Company;

"Business"     means the business of the Company and the Related Companies and/or the businesses to be undertaken by the Company and/or the Related Companies as more particularly described in Appendix 2 hereto;

"Effective
 Date" means the date upon which the Company issues and delivers to GSC the share certificates pertaining to the Subscription Shares and the Subscription RCPS (as defined in the Subscription Agreement) in exchange for the sum of Ringgit Malaysia Six Hundred Thousand (RM600,000.00);

"Force
 Majeure"      has the meaning set forth in Clause 11;

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

"GF"           means Gallant Focus (M) Sdn Bhd (Company No.: 316966-M);

"GITD"         means Gallant IT Distribution (M) Sdn Bhd (Company No.
               480471-V-M);

"GSC"          means Gallant Service Centre (M) Sdn Bhd (Company No. 497893-T);

"GSC Share Sale
 Agreement"    means the Agreement for the sale of the entire GSC issued shares owned by WTY and NSC to the Investor upon the terms therein to be executed simultaneously with the Subscription Agreement;

"GZ"           means Gallant Zone (M) Sdn Bhd (Company No.: 498849-X);

"GZ Share Sale
 Agreement"    means the Agreement for the sale of 50% of the GZ issued shares owned by WTY and NSC to the Company upon the terms therein to be executed simultaneously with the Subscription Agreement;

"IPR" means all intellectual property rights of the Company and/or the Related Companies including without limitation all know- how, confidential information, copyrights in all R & D (in any and all media however made or stored), patents, trademarks and registered designs owned by and used by the Company and/or the Related Companies and /or developed by the Company and/or the Related Companies whether registered or not;

"Related
 Companies"    means the subsidiaries of the Company and includes GZ, GF and
               GITD;

"Management
 Services shall mean the services more fully described in Appendix 3 hereto;

"Management
 Fees" shall mean the fees payable to the Manager pursuant to the terms of this Agreement and set out more particularly in Appendix 4 hereto;

"Operating
 Profit" means the operating profit of the subject company before adjustments for depreciation term loan interest and tax but excluding all gains and losses arising from the disposal of assets;

"Parties"      shall mean the Company and the Manager or either of them.


"Shareholders
 Agreement"    means the Shareholders Agreement between GSC, WTY and NSC as the existing shareholders of the Company to regulate their agreement as members of the Company to be executed simultaneously with the execution of the Subscription Agreement;

"Subscription
 Agreement"    means the Subscription Agreement executed on even date between the Company, WTY, NSC , GSC and SDA to govern the terms of the subscription by GSC for the ordinary shares and the redeemable convertible preference shares in the Company;

"Termination
 Date" means the date upon which a "Termination Notice" is delivered or deemed to be delivered to either party pursuant to Clause 7.2 hereto;

"Termination
 Notice"       has the meaning set forth in Clause 7.2;

         The terms used herein shall have the meanings ascribed to them in the Subscription Agreement unless otherwise defined herein.

1.2  Accounting Terms

         Unless otherwise specified herein all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time.

1.3  Interpretation

          (a) In this Agreement, the singular includes the plural and the plural the singular words importing any gender include the other genders, the words "including", "includes" and "include" are deemed to be followed by the words "without limitation", references to articles or sections (or subdivisions of sections) are to those of this Agreement unless otherwise indicated, references to agreements and other contractual instruments are deemed to include all subsequent amendments and other modifications to such instruments but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and references to Persons include their respective permitted successors and assigns.


          (b) A reference to any statute or statutory provision shall include a reference to any statute or statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.


          (c) The singular includes the plural and the masculine includes the feminine and vice versa.

          (d) References to persons shall include natural persons, bodies corporate, unincorporated associations and partnerships, a business trust or any other entity or organization.


          (e) References to the Recitals, Clauses, Schedules , Appendices and subdivisions thereof, unless the contrary intention appears, are to the Recitals, Clauses of , Schedules and Appendices to this Agreement and subdivisions thereof.


          (f) Any reference to any balance sheet or profit and loss account shall include any notes, reports, statements or other documents annexed or attached thereto.

          (g) Any reference in this document to the phrase "to the best of the knowledge and belief of any party" or "so far as any party is aware" or similar shall be deemed to have added thereafter the phrase "after making due and diligent enquiry".

2. AGREEMENT

2.1 In consideration of the Company's agreement to engage the Manager to manage the Business for the Term (as herein defined) and to pay the Manager the Management Fees hereto, the Manager agree to provide to the Company and/or the Related Companies the Management Services on the terms and conditions following.

2.2 This Agreement shall take effect from the Effective Date and shall be for an initial term of three (3) years ("the Term") subject to early termination in accordance with the provisions hereunder or if otherwise determined by mutual agreement of the parties. The Term so created may be extended for a further period of three (3) years subject to the mutual agreement of the parties and the review of the Manager's performance during the Term.

2.3 The Manager agrees, undertakes and covenants with the Company to be responsible for the matters set out in Appendix 3 hereto.


3.       PAYMENT TERMS

3.1 In consideration of the mutual promises of the parties hereto and the Management Services to be provided by the Manager, the Company agrees to pay the Manager the Management Fees in the manner and at the times specified in Section 1 of Appendix 4 hereto.


4. REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         The Company represents and warrants as set forth below.

4.1  The Company represents and warrants to the Manager that:-

         (a) is duly incorporated, validly existing and in good standing under the laws of Malaysia;

         (b) it has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

4.2 The Manager represents and warrants to the Company that it has and shall have the requisite management and , administrative and accounting skills to manage the accounting and corporate matters of the Business ("the Management Expertise").


5. COVENANTS

         So long as any obligation arising from this Agreement remains unfulfilled the parties hereto will observe the covenants set forth below.

5.1  Compliance With Laws, Etc.

The parties hereto shall comply in all material respects with all applicable laws, rules, regulations and orders.


5.2  IPR


     The Manager covenants, agrees and undertakes with the Company that;

          (a) it shall not at any time during, or at any time after termination of this Agreement in any way question or dispute the ownership of title to the IPR herein referred to;

          (b) it shall not at any time, notwithstanding the termination of this Agreement infringe any of the IPR belonging to the Company; (c) it shall not sell, rent, lease, transfer, publish, disclose, display or otherwise make available the IPR or any copies thereof to any person without the consent in writing first had and obtained from the Company; and


          (d) that the IPR shall at all times, notwithstanding expiry or termination of this Agreement, remain the sole property of the Company.



     6. CONFIDENTIALITY


6.1 Neither of the parties shall, during the period of this Agreement or at any time thereafter, divulge or communicate to any person any confidential information concerning the business or finances of the Company and/or the Manager or any dealings, transactions or affairs or other information relating to the parties pertaining to the Company and its business. For the purposes of this Clause 6.1, "confidential information" shall mean all information, know-how, data, specifications, reports and other materials, whether in written, oral, electronic or visual form, but does not include information which at the time of disclosure thereof, is in the public domain or, after disclosure, becomes part of the public domain by publication or otherwise, through no fault of the parties or any of them. The parties shall procure that their employees, directors, consultants and agents shall be bound to the restrictions contained in this Clause 6.

6.2 The confidentiality provisions as contained in sub-Clause 6.1 above shall not apply to any disclosure of confidential information for purposes of enforcing any provision of this Agreement nor shall they apply to any disclosure made in compliance with any requirements of law or where such disclosure is required by any governmental authority or regulatory body.

6.3 The obligations as to confidentiality shall continue to be in force notwithstanding the termination of this Agreement for any reason whatsoever and in the event of any breach of the obligations set out herein, the party in breach of the same shall be liable for damages to other party not in breach of the same to the fullest extent possible.


     7. BREACH AND TERMINATION

7.1 Without prejudice to Clause 7.3 or the other provisions of this Agreement the Company shall be in breach of the terms of this Agreement if subject to the Manager not being in default of this Agreement , it omits or refuses to , fails or defaults in paying the Management Fees due to the Manager at the times herein provided.

7.2 Without prejudice to Clause 7.3 or the other provisions of this Agreement the Manager shall be in breach of the terms of this Agreement if it omits or refuses to, fails or defaults in complying or meeting its obligations set out herein.

7.3  Should any party (the "defaulting party") :- ---

     7.3.1 commit any act of insolvency or bankruptcy as defined in the insolvency or bankruptcy legislation applicable in Malaysia; or

     7.3.2 be wound up, whether provisionally or finally and whether compulsorily or voluntarily or be placed under judicial management or have a receiver appointed over the whole or any part of its assets; or

     7.3.3 enter into any arrangement or compromise with any of its creditors;
          or

     7.3.4 be the subject of any resolution passed for its winding up or dissolution or bankruptcy; or

     7.3.5 have a judgment given against it/him in any court of law which, if appealable, is not appealed against within the period allowed for the lodging of such an appeal or if not subject to an appeal, remains unsatisfied for a period of sixty (60) days; or

     7.3.6 breach any of the terms and conditions of this Agreement;

          then the other party (the "Aggrieved party or parties") shall be entitled forthwith in the case of sub-Clauses 7.3.1 to 7.3.5, both inclusive, and in the case of Clause 7.1, 7.2 and sub-Clause 7.3.6 where the defaulting party has failed to remedy such breach within a period of thirty (30) business days after receipt or deemed receipt of written notice (pursuant to Clause 21) by the Aggrieved party requiring it to do so, to terminate this Agreement by written notice to that effect given to the defaulting party, which termination shall be effective immediately upon delivery or deemed delivery of the said notice and without prejudice to any other rights which the aggrieved party may have at law.


8. MEDIATION

8.1 Any dispute, controversy or claim arising out of or relating to this Agreement or the breach invalidity or termination thereof shall subject to Clause 8.2 hereof be settled in the following manner :

     (a) firstly, by mediation between all parties to this Agreement. The appointing authority shall be the appointed Mediator for the time being for the Kuala Lumpur Bar Council. The number of Mediators shall be one (1). The place of mediation shall be the Bar Council 13, 15 and 17, Leboh Pasar Besar, 5005, Kuala Lumpur. The language to be used in mediation proceedings shall be the English Language.

     (b) in the event that (a) is unsuccessful, either party shall be entitled to take any legal proceedings deemed fit and the parties hereto agree to submit to the exclusive jurisdiction of the Malaysian Courts.


9. GENERAL

9.1  Mutual Support

     The parties undertake to do or to procure the doing of such things and to perform or procure the performance of all acts necessary for or incidental to the putting into effect or the maintenance of this Agreement.

9.2  No Variation

     No variation of or addition or agreed cancellation to this Agreement shall be of any force or effect unless it is reduced to writing and signed by or on behalf of the parties.


10. COSTS

     Each party shall bear its own costs in the negotiation, drafting and conclusion of this Agreement. The cost of stamping this Agreement shall be borne by the Manager.


11 FORCE MAJEURE

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
11.1 The parties hereto shall not have any claim of any nature whatsoever against each other for failure to fulfil their obligations under this Agreement by reason of force majeure.

11.2 If any obligation of either party is delayed by reason of force majeure, then the period for carrying out such obligation shall be extended to such date as is agreed by the parties hereto in writing.

11.3 "Force Majeure" shall mean any act of God, fires, strikes, wars, riots, earthquakes, floods, storms, typhoon lockouts, compliance with governmental requests, laws, regulations, orders or action or power outage not within the reasonable control, directly or indirectly, of the party affected, but only if and to the extent that, (a) such event, despite the exercise of reasonable diligence, cannot be or be caused to be prevented, avoided or removed by such party, (b) such event materially adversely affects (in cost and/or time) the ability of such party to perform its obligations under this Agreement and such party has taken all reasonable precautions, due care and reasonable alternative measures in order to avoid the effect of such event on such party's ability to perform its obligations under this Agreement and to mitigate the consequences thereof, (c) such event is not the direct or indirect result of the failure of such party to perform any of its obligations hereunder and (d) such party has given the other party prompt notice describing such event, the effect thereof and the actions being taken in order to avoid, remove or mitigate the effect of such event, then either party shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder for so long as its failure to perform such obligation shall be due to an event of Force Majeure.

12   TIME OF THE ESSENCE

     Any date, period or time stipulated under this Agreement shall be of the essence of this Agreement.

13.  SEVERABILITY

13.1 All provisions of this Agreement shall be separate and independent stipulations and the invalidity of any provision hereof shall not affect the validity or enforceability of any other provisions.

13.2 If any provision of this Agreement were declared void but would be valid if the period of application were reduced or if some part of such provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid and effective.

13.3 If any provision of the Agreement were void and no modification is capable of being made to make it valid and effective, then the said provision shall be deemed to have been deleted.

14.  NO WAIVER

     No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent is in writing. No waiver by any party of a breach by the

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     other, whether express or implied, shall constitute a waiver of any other different or subsequent breach.

     No failure on the part of either party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

15.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the company and the Manager and their respective successors, assigns, heirs, executors, administrators and representatives.

16.  MULTIPLE COUNTERPARTS

     This Agreement may be executed in multiple counterparts, each of which will be deemed an original and together with constitute one and the same Agreement, with one counterpart being delivered to each party hereto.

17.  BINDING EFFECT

     This Agreement is the legal, valid and binding obligations of the each of the parties hereto, enforceable against the parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting creditors' rights generally.

18   HEADINGS

     The article, section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

19.  GOOD FAITH

     In entering into this Agreement, the parties recognise that it is impracticable to make provision for every contingency that may arise in the course of the performance thereof. Accordingly, the parties hereby declare it to be their intention that this Agreement shall operate between them in accordance with the principle of good faith, with fairness and without detriment to the interests of any of them.

20.  NO PARTNERSHIP

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     Nothing in this Agreement is intended or to be construed to make the parties hereto partners or joint venturers or to make the employees, agents or representatives of the respective parties into employees agents or representatives of the other party. No party to this Agreement shall have any express or implied right or authority to assume or create any obligation on behalf of or in the name of the other party or to bind the other party to any contract or undertaking with any third party.

21.  NOTICES

     Any notice given by or to either party or by or to the Company in terms of this Agreement shall be given in writing and shall be delivered by hand to the responsible person present at or sent by prepaid certificate of post to the person and address as stated on the first page of this Agreement or sent to the party's telefax whereupon it shall be deemed to have been received when so delivered by hand or sent by telefax or three (3) days after being sent by prepaid certificate of post.

22.  GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed by and interpreted under the laws of Malaysia for the time being in force. The parties hereto hereby unconditionally agree to submit to the exclusive jurisdiction of the courts of law of Malaysia.

23.  NON COMPETITION BY THE MANAGER

     The Manager covenants and undertakes with the Company that they shall not engage in any business howsoever which is in competition with or which may compete whether directly or indirectly (through any form of legal entity including but not limited to sole proprietorships, partnerships joint ventures or incorporated companies) with the business of the Company and/or the Related Companies. For avoidance of doubt, this obligation as to non competition shall continue to be in force notwithstanding the termination of this Agreement for any reason whatsoever and in the event of any breach of the obligation set out herein, the Manager in breach of the same shall be liable for damages to the Company to the fullest extent possible.

24.  PROHIBITION ON EMPLOYMENT/SUPPLIERS

     The Manager undertakes that they shall not during the currency of this Agreement and for a period of Three (3) years after its termination for any reason whatsoever directly or indirectly solicit away from the Company any member of staff employed by the Company or any customers suppliers or clientele of any of the Company.

           [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

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
IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorised representatives in the manner hereinbelow.

SIGNED by  WONG TWEE YOM              )
for and on behalf of                  )
GALLANT IT HOLDINGS SDN BHD           ) /s/  Wong Twee Yom
COMPANY NO : 504264-K)                )
in the presence of                    )

Renu Zechariah
Advocate & Solicitor
Kuala Lumpur

SIGNED by LIM SOON HOCK               )
For and on behalf of                  )
SECURED DIGITAL                       ) /s/   Lim Soon Hock
APPLICATIONS (M)  SDN BHD             )
(COMPANY NO:174661-U)                 )
in the presence of :-                 )

Renu Zechariah
Advocate & Solicitor
Kuala Lumpur

                                   APPENDIX 1


                                  THE LICENSES


                                       14
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                                   APPENDIX 2

               THE BUSINESS OF THE COMPANY, THE RELATED COMPANIES
                        AND THE BUSINESS TO BE UNDERTAKEN

     1. Business of the Company : is as described in Recital C hereto;

     2. Business of GF : is in the business of dealing in computer sales and service;

     3. Business of GITD : is in the business as a distributor for computer hardware, software, system peripherals and other related products;

     4. Business of GZ : is in the business of supplying computer and related information technology products.

     5. Business to be undertaken

        GF shall from the date of execution of the Agreements described in Recital D, undertake the Digital Boutique Business. The Digital Business Boutique will involve inter alia the following:

        The new business of setting up an IT lifestyle store selling IT products and accessories by introducing customers to the concept of living a digital lifestyle, Shareholders to be undertaken by GF.

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                                   APPENDIX 3

                             THE MANAGEMENT SERVICES

The Manager shall be responsible for the provision of the following services to the company and the Related Companies;

     a) generally to provide all requisite administrative and accounting services to the Company in a businesslike manner and at a level of efficiency and service that may reasonably be expected by the Company and/or the Related Companies;

     b) to be responsible for supervising all corporate secretarial matters and to liaise and manage any external corporate secretary who may be appointed by the Company and/or the Related Companies;

     c) to be responsible for the supervision of the payroll and to manage all human resource matters on behalf of the Company and the Related Companies;

     d) to be responsible for all accounting, finance, treasury, audit and tax matters on behalf of the Company and the Related Companies;

     e) to be responsible for management and supervision of existing accounting and administrative personnel of the Company and the Related Companies;

     f) to be responsible for producing periodical management accounts and any related reports;

     g) to take the directions and instructions of the Board of directors of the Company in all matters relating to the Business;

     h) to if required second a full time or part time Accounts and Admin Officer ("AFO") to the Company who shall have full and complete control of the accounting, corporate and finance functions of the Company; and

     i) to cooperate fully with the Company in all matters relating to the Business;

     j) to be a signatory to all cheques to be issued from the Completion Date (as defined in the Subscription Agreement) by the Company and/or the Related Companies.

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                                   APPENDIX 4

                               THE MANAGEMENT FEES


SECTION 1

1. The Management Fees payable to the Manager shall for the Term of the Agreement be a sum of Ringgit Twenty Thousand [RM 20,000.00] only per month;

2. The Company shall pay the Management Fees to the Manager on or before the last day of each month ("the Payment Date") subject always that an invoice for the same has been received by the Company (and copied to GSC) at least seven (7) days prior to the Payment Date.

                           THE INCENTIVE/PERFORMANCE BONUS

SECTION 2

The Manager shall be entitled on the achievement of the following targets to the Incentive/Performance Bonus as applicable and as set out below:


     (a) On exceeding the Group Profit Guarantee before depreciation and term loan interest: Incentive/Performance Bonus:Ten per centum [10%] on budgeted profit

     (b)  On exceeding budgeted profit before tax: Incentive/Performance Bonus:
          Thirty per centum [30%] on the Company's and the Related Companies' profit before tax, subject to a minimum sum of Ringgit Sixty Thousand [RM60,000.00].


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